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                                                                    Exhibit 23.6


             CONSENT OF NICHOLSON-DOUGLAS REALTY CONSULTANTS, INC.

     We hereby consent to the references to our firm under "The Mergers -- Real Estate Portfolio Appraisals by NDRC" in the Combined Proxy Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.


                                  /s/ Nicholson-Douglas Realty Consultants, Inc.

October 14, 1996
Hartland, Wisconsin